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[COVESTBANC LOGO]

                                                NEWS RELEASE

COVEST BANCSHARES, INC.                         CoVest Bancshares, Inc.
                                                749 Lee Street
                                                Des Plaines, Illinois 60016-6469
                                                (847) 294-6500

      FOR IMMEDIATE RELEASE           CONTACT:  PAUL A. LARSEN
                                                CHIEF FINANCIAL OFFICER



                     COVEST STOCKHOLDERS APPROVE ACQUISITION


         DES PLAINES, ILLINOIS, DECEMBER 4, 2003 - CoVest Bancshares, Inc. (NASDAQ: COVB) announced today that its stockholders have voted to approve its acquisition by First Midwest Bancorp, Inc., Itasca, Illinois. The transaction is expected to be completed by the end of this year, according to James L. Roberts, President and Chief Executive Officer of CoVest Bancshares.

         As of September 30, 2003, CoVest Bancshares, Inc. had consolidated assets of $609 million. It is the bank holding company for CoVest Banc, a national bank servicing customers with three full-service offices located in Des Plaines, Arlington Heights and Schaumburg in the northwest suburbs of the greater Chicago area. The bank offers a wide range of retail and commercial banking services to the communities it serves. In addition, the bank provides other financial investments through its subsidiary, CoVest Investments, Inc.

         Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in CoVest's 2002 Form 10-K and other filings with the U.S. Securities and Exchange Commission. In addition, these forward-looking statements are also subject to the timing of the closing of the acquisition and other issues that may arise in connection with the transaction. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. CoVest does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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